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                                                                    Exhibit 10.9

                          AGREEMENT AND GENERAL RELEASE

                  EG&G, Inc., 45 William Street, Wellesley, Massachusetts, 02481, its affiliates, subsidiaries, divisions, successors and assigns and the employees, officers, directors and agents thereof (collectively referred to throughout this Agreement as "EG&G"), and Murray Gross ("Gross") agree that:

                  1. DATE OF CESSATION OF EMPLOYMENT Upon execution of this Agreement, Gross will submit a letter to EG&G resigning as Senior Vice President, General Counsel and Clerk effective May 14, 1999 and terminating his employment and his Employment Agreement dated November 1, 1993 effective July 2, 1999.

                  2. CONSIDERATION. In consideration for signing this Agreement and General Release and compliance with the promises made herein, EG&G agrees:

                           a.       to pay to Gross one lump sum in the amount
of Five Hundred Twenty Thousand dollars ($520,000) less lawful deductions, and appropriate withholdings provided that EG&G has received the letter from Gross in the form attached hereto as Exhibit "A" by May 7, 1999 and provided that Gross did not revoke this Agreement pursuant to paragraph 4, said payment shall be deemed to be salary and a management incentive bonus payment attributable to work performed in 1999;

                           b.       to pay Gross his Target EVA incentive
payment at a 50% rate for 1999 less lawful deductions, said payment to be made at the time such EVA payments are made to other officers; provided, however that if EG&G's performance is below the target level, the incentive payment will be reduced in accordance with the provisions of the EVA incentive plan.

                           c. to allow Gross to receive the Company car then
currently assigned to him without charge, all taxes related thereto shall be paid by Gross;

                           d.       to allow Gross to keep the computer and
related peripherals currently being used by him;

                           e.       to continue until May 14, 2000 or until
Gross becomes eligible for other comparable coverage whichever comes first, Gross' same medical and dental coverage (but not disability coverage which will terminate on May 14, 1999) as was in effect immediately prior to May 14, 1999, the cost of said coverage to be borne by the Company;

                           f.       that, for all purposes hereunder including
but not limited to the calculation of payments due under the EG&G, Inc. Supplemental Executive Retirement Plan, Gross shall be deemed to have been an officer of EG&G, Inc. from April 24, 1990 through May 14, 1999; and

                           g.       to pay the Company match in the EG&G Savings
Plan for the 1999 Plan year.
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                           3.       NO  CONSIDERATION  ABSENT  EXECUTION  OF
THIS AGREEMENT. GROSS understands and acknowledges that he will not receive and will not be entitled to any of the items "a-g" above until ten (10) business days after the Company received from Gross the letter in the form attached hereto as Exhibit A. Gross also understands and acknowledges that he is responsible for the payment of all federal, state and payroll taxes associated with items "a-g" above.

                  4. REVOCATION. Gross may revoke this Agreement and General Release for a period of seven (7) days following the day he executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to Richard Walsh, Senior Vice President, and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to Mr. Walsh or his designee, or mailed to Mr. Walsh at EG&G, 45 William Street, Wellesley, Massachusetts 02481 and postmarked within seven (7) days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Massachusetts, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

                  5. GENERAL RELEASE OF CLAIMS. GROSS KNOWINGLY AND VOLUNTARILY RELEASES AND FOREVER DISCHARGES EG&G, OF AND FROM ANY AND AIL CLAIMS, KNOWN AND UNKNOWN, WHICH AGAINST EG&G, GROSS, HIS heirs, executors, administrators, successors, and ASSIGNS (referred to collectively throughout this Agreement as "Gross") have or may HAVE AS OF THE DATE OF EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE, INCLUDING, BUT NOT LIMITED TO, any alleged violation of:

         -        The National Labor Relations Act, as amended;

         -        Title VII of the Civil Rights Act of 1964, as amended;

         -        The Civil Rights Act of 1991

         - Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

         - the Employee Retirement Income Security Act of 1974, as amended;

         -        The Immigration Reform Control Act, as amended;

         -        The Americans with Disabilities Act of 1990, as amended

         -        The Age Discrimination in Employment Act of 1967, as amended;

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         -        The Fair Labor Standards Act, as amended;

         -        The Occupational Safety and Health Act, as amended;

         -        The Family and Medical Leave Act of 1993;

         -        The Massachusetts Law Against Discrimination, G.L., c. 151B;

         -        The Massachusetts Civil Rights Act, G.L. c. 12,
                  Sections llH and 11I;

         -        The Massachusetts Equal Rights Law, G.L. c. 93;

         -        The Massachusetts Wage and Hour Laws, G.L. c.s 149 and 151;

         - The Massachusetts Privacy Statute, G.L. c. 214,Section 1B, as amended;

         - any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

         -        any public policy, contract, tort, or common law; or

         - any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

                  6. NO CLAIMS EXIST. Gross confirms that no charge, complaint, or action exists in any forum or form. In the event that any such claim, charge, complaint or action is filed, Gross shall not be entitled to recover any relief or recovery therefrom, including costs and attorney's fees. Gross acknowledges that he understands that if this Agreement were not signed, Gross would have the right to voluntarily assist other individuals or entities in bringing claims against EG&G. Gross hereby waives that right and he will not provide any such assistance other than assistance in an investigation or proceeding conducted by the United States Equal Employment Opportunity Commission. EG&G and Gross further agree that Gross may provide information pursuant to any valid subpoena.

                  7. Confidentiality. Gross agrees not to disclose or cause to be disclosed any information regarding the existence or substance of this Agreement and General Release, other than to an attorney with whom Gross chooses to consult regarding his consideration of this Agreement and General Release, his immediate family, tax advisors or as required by law. Gross agrees to instruct all of his representatives, including, without limitation, his attorney, immediate family and tax advisors, if applicable, not to disclose or cause to be disclosed any information regarding the existence or substance of this Agreement and General Release, except as required by law.

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                  8. GOVERNING LAW AND INTERPRETATION. This Agreement and
General Release shall be governed and conformed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provision. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect. However, if any portion of the general release language were ruled to be unenforceable for any proceeding initiated by Gross, Gross shall return the consideration paid hereunder to EG&G.

                  9. NONADMISSION OF WRONGDOING. Gross agrees that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by EG&G of any liability or unlawful conduct of any kind.

                  10. AMENDMENT. This Agreement and General Release may not be modified, altered or changed except upon express written consent of both Parties wherein specific reference is made to this Agreement and General Release.

                  11. ENTIRE AGREEMENT. This Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements between the parties, except Gross agrees to abide by the agreement contained in paragraph 4(b) of the Employment Agreement between Gross and EG&G made as of November 1, 1993. Gross acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to sign this Agreement and General Release, except for those set forth in this Agreement and General Release.

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                  GROSS HAS BEEN ADVISED THAT HE HAS AT LEAST TWENTY-ONE (21)
DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

                  GROSS AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE DAY CONSIDERATION PERIOD.

                  HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH "2" ABOVE, GROSS FREELY AN]) KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST EG&G.

                  IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:


                               /s/ Murray Gross
                               -----------------------------------------------
                                   Murray Gross

                               Date:   April 30, 1999
                                    ------------------------------------------

                               EG&G, Inc.

                               By: /s/ Richard F. Walsh
                                  --------------------------------------------
                                       Richard F. Walsh

                               Title:   Senior Vice President, Human Resources
                                     -----------------------------------------

                               Date: April 30, 1999
                                    ------------------------------------------

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